EX-99.h.6.i

Appendix A*

Mercer US Large Cap Equity Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Mercer US Small/Mid Cap Equity Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Mercer Non-US Core Equity Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Mercer Emerging Markets Equity Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Mercer Global Low Volatility Equity Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Mercer Core Fixed Income Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Mercer Opportunistic Fixed Income Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Mercer Short Duration Fixed Income Fund

Adviser Class Shares: up to 0.25 of 1%

Class I Shares: up to 0.25 of 1%

Class Y-2 Shares: up to 0.15 of 1%

Class Y-3 Shares do not pay any Shareholder Administrative Services Fees.

Date: October 31, 2023

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